Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of Extraction Oil & Gas, Inc. of our report dated June 4, 2015, relating to the statements of revenues and direct operating expenses of properties acquired by Extraction Oil & Gas, LLC from Mineral Resources, Inc. for the years ended December 31, 2013 and 2012.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Denver, Colorado

September 13, 2016